                                                                     Exhibit 8.6



       [Form of Katten Muchin & Zavis Opinion to be Delivered at Closing]

Trinet Corporate Realty Trust, Inc.
One Embarcadero Center
Suite 3150a
San Francisco, California 94111

Ladies and Gentlemen:

      We have acted as tax counsel to Starwood Financial Trust, a Maryland real estate investment trust (the "Company"), in connection with the merger of ST Merger Sub, Inc., a Maryland corporation, with Trinet Corporate Realty Trust, Inc., a Maryland corporation, (the "Merger") pursuant to a Merger Agreement dated June ___, 1999 (the "Merger Agreement"). In our opinion, the partnerships, limited liability companies, or joint ventures in which the Company has a direct or indirect interest and all of which are listed below (the "Entities") have been and will continue to be at all times through the Effective Time of the Merger, properly classified as partnerships or disregarded entities for federal income tax purposes. This opinion is based upon and subject to the assumptions and qualifications set forth herein. All capitalized terms not defined herein are defined in the Merger Agreement.

      For the purpose of rendering this opinion, we have examined (or will examine on or prior to the Effective Time of the Merger) and are relying (or will rely) upon (without any investigation thereof) the truth and accuracy at all relevant times of the statements, covenants, representations, and warranties contained in the following documents (including all schedules and exhibits thereto):

      1. Representations made to us by members or partners in the Entities, as the case may be, including those representations made in the Company Representation Letter attached hereto (the "Representation Letter").

      2.    The Entities' respective organizational documents (the
            "Agreements").

      In connection with rendering this opinion, we are relying on representations in the Representation Letter (which in the case of Entities not directly or indirectly controlled by the

Trinet Corporate Realty Trust
August __, 1999
Page 2


Company are given to the best of the signatory's knowledge), without our undertaking any subsequent investigation or review, that:

      1. None of the Entities, in contradiction to the terms of its Agreement, has been incorporated under a federal or state statute, or under a statute of a federally recognized Indian tribe, which statute describes or refers to the entity as incorporated or as a corporation, body corporate, body politic, joint-stock company, or joint-stock association.

      2. None of the Entities has filed or will file an election to be classified as an association under Section 301.7701-3(a) of the Treasury Regulations under the Internal Revenue Code of 1986, as amended (the "Code").

      3.    None of the Entities is an insurance company.

      4. None of the Entities is a state-chartered business entity conducting banking activities.

      5. None of the Entities has been determined to be, or claimed to be, exempt from taxation under Section 501(a) of the Code.

      6. None of the Entities has interests traded on an established securities market, as defined in Section 1.7704-1(b) of the Treasury Regulations, and which includes a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934; a national securities exchange exempt from registration under Section 6 of the Securities Exchange Act of 1934 because of the limited volume of transactions; a foreign securities exchange that, under the law of the jurisdiction where it is organized, satisfies regulatory requirements that are analogous to the regulatory requirements under the Securities Exchange Act of 1934; a regional or local exchange; and an inter-dealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise.

      7. All interests in the Entities were issued in a transaction (or transactions) that was not required to be registered under the Securities Act of 1933 (15 U.S.C. ss.77a et. seq.), or if such interests were offered and sold outside the United States, would not have been required to be so registered if the interests had been so offered and sold in the United States.

Trinet Corporate Realty Trust
August __, 1999
Page 3


      8. None of the Entities has had or will have more than 100 partners or members at any time during any taxable year. For purposes of determining the number of partners or members, each person indirectly owning an interest through a partnership, grantor trust, or an S corporation (an "intermediary") is treated as a partner if
            (a) substantially all the value of such person's interest in the intermediary is attributable to the intermediary's interest in the Entity, and (b) a principal purpose of the tiered ownership arrangement is to permit the Entity to satisfy the 100-person rule.

      9. None of the Entities are an obligor under debt obligations with two or more maturities where payments on such debt obligations bear a relationship to payments on the debt obligations held by the Entity within the meaning of section 7701(i)(2)(A)(ii) and (iii) of the Code.

      10. With regard to any Entity that was in existence prior to January 1, 1997, the Entity and all members of the Entity recognized the federal tax consequences of any change in the Entity's classification within the sixty-month period prior to January 1, 1997.

      11. With regard to any Entity that was in existence prior to January 1, 1997, neither the Entity nor any member was notified in writing on or before May 8, 1996, that the classification of the Entity was under examination.

      12.   Each of the Entities is engaged in one or more trades or businesses.

      13. With regard to RLH Partnership, L.P., Prime/Park LaBrea LLC, Prime/Park LaBrea Holdings, L.P., Oxford Development Company-Pittsburgh, Oxford Development Company/Grant Street, and Prime/Park LaBrea Investment, L.P., that the terms of their original Agreements do not differ from the terms of their respective amended and restated Agreements identified below in a manner that would adversely affect their classification for federal income tax purposes under the so-called Kintner Regulations.

      14. With regard to Largo-Springhill Limited Partnership and City Place Limited Partnership, that a general partner thereof had meaningful net worth, determined without reflecting its interest in the relevant Entity.

      15. The Entities are all of the partnerships, limited liability companies, or joint ventures in which the Company has a direct or indirect interest other than

Trinet Corporate Realty Trust
August __, 1999
Page 4


            partnerships, limited liability companies, or joint ventures in which the Company's indirect interest is held by a non-wholly owned entity that is treated as a corporation for federal income tax purposes.

      In connection with rendering this opinion, nothing has come to our attention to question the truth or accuracy of any of the foregoing representations.

      The classification of an Entity for federal income tax purposes depends, in part, on whether the Entity was in existence prior to January 1, 1997.

      Generally, a domestic entity formed on or after January 1, 1997 and eligible to elect its classification for federal income tax purposes ("Eligible Entity") will be classified as a partnership or a disregarded entity unless it elects otherwise. Domestic Eligible Entities exclude entities organized as corporations or joint stock companies, insurance companies, and banks. Therefore, any of the Entities (other than MD3 Cayman L.P.) which were not in existence prior to January 1, 1997, and which were not organized as a corporation or a joint stock company, and are not an insurance company, a bank, a real estate investment trust, a tax-exempt organization, a taxable mortgage pool, or a publicly-traded partnership, and which have not elected otherwise, will be classified as partnerships or disregarded entities for federal income tax purposes.

      A different rule applies in the case of foreign entities formed on or after January 1, 1997. Generally, a foreign entity is treated as a so-called per se corporation if it is included in a list of such corporations in the Treasury Regulations. If not so included, then unless it elects otherwise, the foreign entity will be treated as (i) a partnership if it has two or more members and at least one member does not have limited liability, (ii) a corporation if all members have limited liability, or (iii) disregarded as a separate entity if it has a single owner that does not have limited liability. Therefore, any foreign Entity formed on or after January 1, 1997 will be treated as either a partnership or a disregarded entity if it is not a per se corporation and at least one of its members lacks limited liability and/or it has filed an election to be treated as a partnership or disregarded entity.

      Generally, under the check-the-box regulations, the claimed classification of an entity that was in existence prior to January 1, 1997, under the so-called Kintner Regulations, will be respected for periods prior to January 1, 1997 if the entity had a reasonable basis for its claimed classification, the entity and all members of the entity recognized the federal tax

Trinet Corporate Realty Trust
August __, 1999
Page 5


consequences of any change in the entity's classification within the sixty-month period prior to January 1, 1997, and neither the entity nor any member was notified in writing on or before May 8, 1996, that the classification of the entity was under examination. For periods beginning on and after January 1, 1997, such entities, other than entities with a single owner that claimed partnership status prior to January 1, 1997 and which will be treated as disregarded entities, will retain the classification that they claimed for periods prior to January 1, 1997 under the Kintner Regulations.

      An entity was classified as a partnership under the Kintner Regulations if it was not an insurance company, bank, taxable mortgage pool, or publicly-traded partnership; had at least two partners; and, under local law, it lacked at least two of the following: (i) continuity of life, (ii) centralized management, (iii) limited liability, and (iv) free transferability of interests.

      With regard to each of the Entities, we have reached our opinion, in reliance on the representations and with the qualifications expressed herein, by applying the analysis prescribed by the Treasury Regulations as follows:

      1. Starwood/Denver Place L.L.C.

            Starwood/Denver Place L.L.C. (f/k/a Brown Funding I, LLC), a Delaware Limited Liability Company, ("Denver Place") was formed on October 4, 1996. Because Denver Place was in existence prior to January 1, 1997, it is classified for federal income tax purposes under the Kintner Regulations' four-factor test. Under Article IX of the Operating Agreement of Brown Funding I, LLC (the "Denver Place Agreement"), the retirement, bankruptcy, death, insanity, termination of a member trust, dissolution, revocation of a member's corporate charter, and distribution of a member estate's entire interest in Denver Place, will cause the dissolution of Denver Place unless the majority of the remaining members consent to continue the business, indicating that Denver Place lacks continuity of life. Under Article X of the Denver Place Agreement, a member cannot substitute in its place a new member without consent of the General Manager, which consent may be unreasonably withheld, indicating that Denver Place lacks free transferability of interest. Therefore, Denver Place lacks at least two of the four Kintner Regulations' corporate characteristics and it is our opinion that Denver Place has been and will continue to be at all times through the Effective Time of the Merger, properly classified as a partnership or a disregarded entity for federal income tax purposes.

      2. New Par, LLC

Trinet Corporate Realty Trust
August __, 1999
Page 6


            New Par, LLC, ("New Par") was formed on June 26, 1997. Because New Par was formed on or after January 1, 1997 and it is a domestic Eligible Entity under the check-the-box regulations, it is our opinion that New Par has been and will continue to be at all times through the Effective Time of the Merger, properly classified as a partnership or a disregarded entity for federal income tax purposes.

      3. SFT Venturer, LLC

            SFT Venturer, LLC ("Venturer") was formed on July 16, 1998, and its Certificate of Limited Liability Company was filed on July 15, 1998. Because Venturer was formed on or after January 1, 1997 and it is a domestic Eligible Entity under the check-the-box regulations, it is our opinion that Venturer has been and will continue to be at all times through the Effective Time of the Merger, properly classified as a partnership or a disregarded entity for federal income tax purposes.

      4. FMAC Star Fund, L.L.P.

            FMAC Star Fund, L.L.P. ("FMAC") was formed on July 16, 1998. Because FMAC was formed on or after January 1, 1997 and it is a domestic Eligible Entity under the check-the-box regulations, it is our opinion that FMAC has been and will continue to be at all times through the Effective Time of the Merger, properly classified as a partnership or a disregarded entity for federal income tax purposes.

      5. F/S Subsidiary, L.L.C.

            F/S Subsidiary, L.L.C. ("F/S") was formed on August 26, 1998. Because F/S was formed on or after January 1, 1997 and it is a domestic Eligible Entity under the check-the-box regulations, it is our opinion that F/S has been and will continue to be at all times through the Effective Time of the Merger, properly classified as a partnership or a disregarded entity for federal income tax purposes.

      6. MD3 Cayman L.P.

            MD3 Cayman L.P. ("MD3") was formed on December 15, 1998 and it was registered on December 9, 1998. We have been advised by Maples and Calder, Cayman Islands counsel to MD3, that the general partner in MD3 has unlimited

Trinet Corporate Realty Trust
August __, 1999
Page 7


      liability. Because MD3 was formed on or after January 1, 1997, it is not a per se corporation under the check-the-box regulations, and at least one of its members does not have limited liability, it is our opinion that MD3 has been and will continue to be at all times through the Effective Time of the Merger, properly classified as a partnership or a disregarded entity for federal income tax purposes.

      7. BM Center, LLC

            BM Center, LLC ("BM") was formed on January 20, 1999 and its certificate of limited liability company was filed on December 30, 1998. Because BM was formed on or after January 1, 1997 and it is a domestic Eligible Entity under the check-the-box regulations, it is our opinion that BM has been and will continue to be at all times through the Effective Time of the Merger, properly classified as a partnership or a disregarded entity for federal income tax purposes.

      8. RLH Partnership, L.P.

            RLH Partnership, L.P. ("RLH") was formed on February 15, 1995 and its Limited Partnership Agreement was amended and restated by the Amended and Restated Limited Partnership Agreement of RLH Partnership, L.P. (the "Restated RLH Agreement") dated August 1, 1995. Because RLH was in existence before January 1, 1997, it is classified for federal income tax purposes under the Kintner Regulations' four-factor test. Because RLH was organized under the Delaware Revised Uniform Limited Partnership Act and, moreover, because under Article 8 of the Restated RLH Agreement, RLH will be dissolved if the general partner becomes incapacitated unless a majority of the remaining partners votes to continue the partnership, RLH lacks continuity of life. Under Section 7.1 of the Restated RLH Agreement, no partner may transfer its partnership interest without the consent of the general partner, which consent may be given or withheld at the general partner's sole and absolute discretion. Under Section 7.3 of the Restated RLH Agreement, assignees of partnership interest are entitled to receive distributions and allocations of income or loss, but all other rights remain with the transferring partner. Thus, RLH lacks free transferability of interests. Therefore, RLH lacks at least two of the four Kintner Regulations' corporate characteristics and it is our opinion that RLH has been and will continue to be at all times through the Effective Time of the Merger, properly classified as a partnership or a disregarded entity for federal income tax purposes.

      9. Prime/Park LaBrea LLC

Trinet Corporate Realty Trust
August __, 1999
Page 8


            Prime Park LaBrea LLC ("Prime/Park") was formed on December 8, 1994 and its LLC Agreement was amended and restated by the Amended and Restated Operating Agreement for Prime/Park LaBrea, LLC dated January 12, 1998 (the "Restated Prime/Park Agreement"). Because Prime/Park was in existence before January 1, 1997, it is classified for federal income tax purposes under the Kintner Regulations' four-factor test. Under Section 7.1 of the Restated Prime/Park Agreement, no member can transfer its membership interest without the consent of all other members, as they may determine at their sole discretion. The special member, which owns 25% of Prime/Park, may only transfer its membership interest without the other members' consent to an affiliate or, after the fifth anniversary of the Restated Prime/Park Agreement, to any other person. Thus, there is no free transferability of the partnership interests. Under Article 5.1 of the Restated Prime/Park Agreement, Investments, Inc. ("JCA") is the sole manager of the Company and may be removed only upon occurrence of a substitution event, the unanimous consent of the members, or the death or physical or mental incapacity of John C. Atwater. Since JCA owns more than 20% of the total interests in Prime/Park and the non-managing members do not have a substantially non-restricted power to remove JCA, Prime/Park lacks centralized management. Therefore, Prime Park lacks at least two of the four Kintner Regulations' corporate characteristics and it is our opinion that Prime/Park has been and will continue to be at all times through the Effective Time of the Merger, properly classified as a partnership or a disregarded entity for federal income tax purposes.

      10. Prime/Park LaBrea Holdings, L.P.

            Prime/Park LaBrea Holdings, L.P. ("Prime/Park Holdings") was formed on December 12, 1994 and its Limited Partnership Agreement was amended and restated by the Amended and Restated Limited Partnership Agreement of Prime/Park LaBrea Holdings, L.P. dated January 12, 1998 (the "Restated Prime/Park Holdings Agreement"). Because Prime/Park Holdings was in existence before January 1, 1997, it is classified for federal income tax purposes under the Kintner Regulations' four-factor test. Because Prime/Park LaBrea Holdings was formed under the California Revised Limited Partnership Act and, moreover, because under Section 7.2 of the Restated Prime/Park Holdings Agreement the partnership will be dissolved in the case of death, incompetency, legal incapacity, withdrawal, retirement, bankruptcy, or insolvency of the general partner, unless the limited partner elects to continue the business, it lacks continuity of life. Under Section 7.1 of the Restated Prime/Park

Trinet Corporate Realty Trust
August __, 1999
Page 9


      Holdings Agreement, the general partner may not transfer its partnership interest without the consent of the limited partner, and under Section 8.1 of the Restated Prime/Park Holdings Agreement, the limited partner may not transfer its interests in the partnership, indicating a lack of free transferability of interest. Therefore, Prime/Park Holdings lacks at least two of the four Kintner Regulations' corporate characteristics and it is our opinion that Prime/Park Holdings has been and will continue to be at all times through the Effective Time of the Merger, properly classified as a partnership or a disregarded entity for federal income tax purposes.

      11. Oxford Development Company-Pittsburgh

            The Oxford Development Company-Pittsburgh ("Pittsburgh") original Partnership Agreement was amended and restated by the Amended and Restated Agreement of Partnership of Oxford Development Company-Pittsburgh dated January 1, 1992 and then by the Amended and Restated Agreement of Limited Partnership of Oxford Development Company-Pittsburgh dated March 10, 1998 (the "Restated Pittsburgh Agreement") and a Certificate of Limited Partnership was filed on March 16, 1994. Because Pittsburgh was in existence before January 1, 1997, it is classified for federal income tax purposes under the Kintner Regulations' four-factor test. Because Pittsburgh was formed under the Pennsylvania Revised Uniform Limited Partnership Act and, moreover, because under Article 9.1 of the Restated Pittsburgh Agreement, Pittsburgh will be dissolved if the managing general partner resigns, is dissolved or becomes bankrupt, unless all of the remaining partners consent to continue the business, it lacks continuity of life. Under Section 8.1 of the Restated Pittsburgh Agreement, the partners cannot transfer their Partnership interests without the consent of the Managing General Partner, which consent the Managing General Partner is not required to give under any circumstances, indicating a lack of free transferability of interest. Therefore, Pittsburgh lacks at least two of the four Kintner Regulations' corporate characteristics and it is our opinion that Pittsburgh has been and will continue to be at all times through the Effective Time of the Merger, properly classified as a partnership or a disregarded entity for federal income tax purposes.

      12. Oxford Development Company/Grant Street

            Oxford Development Company/Grant Street ("Grant Street") was formed on February 1, 1980 and its Limited Partnership Agreement was amended and restated by the Amended and Restated Agreement of Limited Partnership of Oxford Development Company/Grant Street dated March 10, 1998 (the "Restated Grant Street Agreement"). Because Grant Street was in existence before January 1, 1997, it is classified for

Trinet Corporate Realty Trust
August __, 1999
Page 10


      federal income tax purposes under the Kintner Regulations' four-factor test. Because Grant Street was formed under the Pennsylvania Revised Uniform Limited Partnership Act and, moreover, under Section 15.1 of the Restated Grant Street Agreement, Grant Street will be dissolved in the case of the death, insanity, retirement, resignation, removal or withdrawal of the general partner unless the majority of the remaining limited partners elect to continue the partnership, it lacks continuity of life. Under Section 13.1 of the Restated Grant Street Agreement, no transfers of partnership interests are permitted without the consent of the General Partner, which consent may be withheld at the General Partner's complete discretion indicating a lack of free transferability of partnership interests. Therefore, Grant Street lacks at least two of the four Kintner Regulations' corporate characteristics and it is our opinion that Grant Street has been and will continue to be at all times through the Effective Time of the Merger, properly classified as a partnership or a disregarded entity for federal income tax purposes.

      13. Montague Park, LLC

            Montague Park, LLC ("Montague Park") was formed on January 7, 1997. Because Montague Park was formed on or after January 1, 1997 and it is a domestic Eligible Entity under the check-the-box regulations, it is our opinion that Montague Park has been and will continue to be at all times through the Effective Time of the Merger, properly classified as a partnership or a disregarded entity for federal income tax purposes.

      14. Montague LLC

            Montague LLC ("Montague") was formed on January 7, 1997. Because Montague was formed on or after January 1, 1997 and it is a domestic Eligible Entity under the check-the-box regulations, it is our opinion that Montague has been and will continue to be at all times through the Effective Time of the Merger, properly classified as a partnership or a disregarded entity for federal income tax purposes.

      15. Fox Plaza II, LLC

            Fox Plaza II, LLC ("Fox II") was formed on October 22, 1997. Because Fox II was formed on or after January 1, 1997 and it is a domestic Eligible Entity under the

Trinet Corporate Realty Trust
August __, 1999
Page 11


      check-the-box regulations, it is our opinion that Fox II has been and will continue to be at all times through the Effective Time of the Merger, properly classified as a partnership or a disregarded entity for federal income tax purposes.

      16. Fox Plaza LLC

            Fox Plaza LLC ("Fox") was formed on October 22, 1997. Because Fox was formed on or after January 1, 1997 and it is a domestic Eligible Entity under the check-the-box regulations, it is our opinion that Fox has been and will continue to be at all times through the Effective Time of the Merger, properly classified as a partnership or a disregarded entity for federal income tax purposes.

      17. Largo-Springhill Limited Partnership

            Largo-Springhill Limited Partnership ("Largo") was formed on January 2, 1990. Because Largo was in existence before January 1, 1997, it is classified for federal income tax purposes under the Kintner Regulations' four-factor test. Because Largo was formed pursuant to the Revised Uniform Limited Partnership Act of the State of Maryland, it lacks continuity of life. Since, as represented, a general partner in Largo had meaningful net worth, determined without reflecting its interest in Largo, and because Largo was formed under the Revised Uniform Limited Partnership Act of the State of Maryland, Largo lacks limited liability. Therefore, Largo lacks at least two of the four Kintner Regulations' corporate characteristics and it is our opinion that Largo has been and will continue to be at all times through the Effective Time of the Merger, properly classified as a partnership or a disregarded entity for federal income tax purposes.

      18. City Place Limited Partnership

            City Place Limited Partnership ("City Place") was formed on April 26, 1989. Because City Place was in existence before January 1, 1997, it is classified for federal income tax purposes under the Kintner Regulations' four-factor test. Because City Place was formed under the Revised Uniform Limited Partnership Act of the State of Maryland, it lacks continuity of life. Since, as represented, a general partner in City Place had meaningful net worth, determined without reflecting its interest in City Place, and because City Place was formed under the Revised Uniform Limited Partnership Act of the State of Maryland, City Place lacks limited liability. Therefore, City Place lacks at least two of the four Kintner Regulations' corporate characteristics and it is our opinion that City Place has been and will continue to be at all times

Trinet Corporate Realty Trust
August __, 1999
Page 12


      through the Effective Time of the Merger, properly classified as a partnership or a disregarded entity for federal income tax purposes.

      19. Zapco 1500 Investment L.P.

            Zapco 1500 Investment L.P. ("Zapco") was formed on September 14, 1995 and its Certificate of Limited Partnership was filed on September 18, 1995. Because Zapco was in existence before January 1, 1997, it is classified for federal income tax purposes under the Kintner Regulations' four-factor test. Because Zapco was formed under the Delaware Revised Uniform Limited Partnership Act and, moreover, because under Article 7.1 of the Agreement of Limited Partnership of Zapco 1500, Investment, L.P. (the "Zapco Agreement"), the retirement, withdrawal, insanity, death, and dissolution and/or bankruptcy of any general partner will cause the dissolution of the partnership unless all of the remaining general partners or 70% of the limited partners elect to continue Zapco, it lacks continuity of life. Under Article 6.1(a) of the Zapco Agreement, no partner can transfer or assign his interest in the Partnership without the consent of the general partner and the Class A limited partner, and under
      Article 6.1(b) of the Zapco Agreement, no assignee or transferee of a partner can be admitted to Zapco as a substituted partner without prior consent of the General Partner and the Class A Limited Partner, indicating lack of free transferability of interest. Therefore, Zapco lacks at least two of the four Kintner Regulations' corporate characteristics and it is our opinion that Zapco has been and will continue to be at all times through the Effective Time of the Merger, properly classified as a partnership or a disregarded entity for federal income tax purposes.

      20. Commerce-Square Partners-Philadelphia Plaza, L.P.

            Commerce-Square Partners-Philadelphia Plaza, L.P. ("Commerce-Square") was formed on March 16, 1998. Because Commerce-Square was formed on or after January 1, 1997 and it is a domestic Eligible Entity under the check-the-box regulations, it is our opinion that Commerce-Square has been and will continue to be at all times through the Effective Time of the Merger, properly classified as a partnership or a disregarded entity for federal income tax purposes.

      21. Prime/Park LaBrea Investment, L.P.

Trinet Corporate Realty Trust
August __, 1999
Page 13


            Prime/Park LaBrea Investment, L.P. ("Prime/Park Investment") was formed on December 15, 1994 and its Limited Partnership Agreement was amended and restated by the Amended and Restated Limited Partnership Agreement of Prime/Park LaBrea Investment, L.P. (the "Restated Prime/Park Investment Agreement") dated January 12, 1998. Because Prime/Park Investment was in existence before January 1, 1997, it is classified for federal income tax purposes under the Kintner Regulations' four-factor test. Because Prime/Park Investment was formed under the California Revised Limited Partnership Act and, moreover, because under Section 7.2 of the Restated Prime/Park Investment Agreement, in the event of the death, incompetency, legal incapacity, withdrawal, retirement, bankruptcy or insolvency of the general partner, the partnership will be dissolved unless limited partners holding at least 75% of the interest in the partnership elect to continue the partnership, it lacks continuity of life. Under Section 7.1 of the Restated Prime/Park Investment Agreement, the general partner may not voluntarily withdraw, assign or transfer its interest in the partnership without the consent of limited partners holding at least 75% of the interest in the partnership; under Section 8.1 of the Restated Prime/Park Investment Agreement, no limited partner may transfer its interest in the partnership without the consent of the general partner which consent may be given at the general partner's sole discretion, indicating a lack of free transferability of interest. Therefore, Prime/Park Investment lacks at least two of the four Kintner Regulations' corporate characteristics and it is our opinion that Prime/Park Investment has been and will continue to be at all times through the Effective Time of the Merger, properly classified as a partnership or a disregarded entity for federal income tax purposes.

      22. PLBGP, L.P.

            PLBGP, L.P. ("PLBGP") was formed on January 12, 1998. Because PLBGP was formed on or after January 1, 1997 and it is a domestic Eligible Entity under the check-the-box regulations, it is our opinion that PLBGP has been and will continue to be at all times through the Effective Time of the Merger, properly classified as a partnership or a disregarded entity for federal income tax purposes.

      Our opinion expressed above is limited to the matters addressed, and we do not express any opinions herein concerning any other legal issues. In particular (but without limitation), we express no opinion concerning the Entities' tax treatment under the law of any state. This opinion is given as of the date hereof, and we assume no obligation to advise you of changes that may hereafter be brought to our attention. We are rendering this opinion solely for the purposes of the Merger. This opinion is not to be quoted in whole or in part, relied upon by (other than by Rogers & Wells LLP for purposes of rendering opinions in connection with the

Trinet Corporate Realty Trust
August __, 1999
Page 14


Merger), referred to, or filed with any governmental agency or any other person, without our prior written consent.

We note also that we did not seek on your behalf to obtain any ruling on these issues from the Internal Revenue Service and that an opinion of counsel is not binding upon the Internal Revenue Service or the courts.